                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

--------------------------------------------------------------------------------

Pricing Supplement No. 9                                    Trade Date: 03/11/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 03/14/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is March 12, 2002

         CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDF8              $6,430,000.00              5.00%                 09/15/09                 100%

    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption        (including the redemption price)
    ----------------        -----------------      ---------------------       --------------------------------
        04/15/02                   Yes                     Yes                           100% 03/15/03
        monthly                                                                    semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions               Reallowance                Dealer              Other Terms
    ---------------           -------------              -----------                ------              -----------
     $6,339,980.00             $90,020.00                   $2.00             ABN AMRO Financial
                                                                                 Services, Inc.